BlackRock Capital Allocation Trust

Cusip: 09260U109

Ticker: BCAT

Record Date	December 16, 2022
Pay Date	December 30, 2022

Distribution Amount per share	$0.104100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

		% Breakdown	Total Cumulative	% Breakdown of the Total
		of the Current	Distributions for the Fiscal	Cumulative Distributions for
	Current Distribution	Distribution	Year to Date	the Fiscal Year to Date

Net Income	$0.053759	52%	$0.587966	47%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.050341	48%	$0.661234	53%

Total (per common share)	$0.104100	100%	$1.249200	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2022				0.12%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2022				7.16%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2022				-10.06%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2022				6.56%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Capital Allocation Trust

Cusip: 09260U109

Ticker: BCAT

Record Date	January 13, 2023
Pay Date	January 31, 2023

Distribution Amount per share	$0.104100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

		% Breakdown	Total Cumulative	% Breakdown of the Total
		of the Current	Distributions for the Fiscal	Cumulative Distributions for
	Current Distribution	Distribution	Year to Date	the Fiscal Year to Date

Net Income	$0.036761	35%	$0.036761	35%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.067339	65%	$0.067339	65%

Total (per common share)	$0.104100	100%	$0.104100	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2022 *				-1.08%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2022				7.41%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2022				-12.46%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2022				7.41%

*Portfolio launched within the past 5 years; the performance and distribution rate information presented for this Fund reflects data from inception to 12/31/2022 You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052